                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-KA

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                November 25, 1997





                             LDM Technologies, Inc.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)





      Michigan                              333-21819            38-269-0171
---------------------                    --------------       -----------------
(State or other jurisdiction              (Commission         (I.R.S. Employer
of incorporation)                         File Number)       Identification No.)



2500 Executive Hills Drive, Auburn Hills, Michigan       48326
-----------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (248) 858-2800

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         On November 25, 1997 a newly-formed subsidiary of LDM Technologies, Inc., a Michigan corporation ("Registrant") named Anja Verwaltungsgesellschaft mbH (the "Purchaser"), pursuant to the terms of an Acquisition Agreement dated November 12, 1997 ("Agreement") between Aeroquip-Vickers International GmbH ("Aeroquip") and Purchaser filed as Exhibit 1 to this report on Form 8-K, purchased substantially all of the operating assets (consisting of plant, equipment and inventory and located in Beienheim, Germany) of ASG Beienheim (the "Company"), a unit of the Aeroquip-Sterling division of Aeroquip.

         The aggregate purchase price paid for the assets was $8.6 million cash, subject to certain closing adjustments, and in addition the Purchaser assumed certain liabilities of the Company in the approximate amount of $2.5 million. The funds required for the purchase price were acquired by the Registrant under its Senior Credit Facility with Bank America Business Credit, Inc., as agent, for itself and a group of banks.

         There was no material relationship between Aeroquip or any of its affiliates and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

         The Company is engaged in the business of manufacturing and distributing molded plastic components for sale principally to German automobile manufacturers and their suppliers. The business and operations of the Company will be continued by the Registrant substantially as they were conducted prior to the acquisition.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
         The following financial statements are filed as part of this report on Form 8-K.

                  (a) Financial statements of business acquired:

                  (1) Financial Statements of ASG Beienheim for the year ended December 31, 1996 with Report of Independent Auditors.

                  (2) Pro forma financial information: Unaudited Pro Forma Consolidated Financial Information of Registrant giving effect to the acquisition referred to in (1) above.

                  (3) Unaudited Condensed Interim Financial Statements of ASG Beienheim for the nine months ended September 28, 1997 and September 29, 1996.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  LDM TECHNOLOGIES, INC.



                                                  By:  /s/  Gary E. Borushko
                                                     -------------------------
                                                      Gary E. Borushko
                                                      Chief Financial Officer


Dated:  February 5, 1998

                         Report of Independent Auditors



To the Owners
ASG Beienheim

We have audited the accompanying balance sheet of ASG Beienheim as of December 31, 1996, and the related statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASG Beienheim as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Frankfurt am Main, Germany

Schitag Ernst & Young AG

December 19, 1997

                                  ASG Beienheim

                                  Balance Sheet

                             As of December 31, 1996

                            (US Dollars in thousands)


ASSETS
Current assets:
   Accounts receivable (less allowance for doubtful accounts of $118,000)   $       5,251
   Inventories, net                                                                 1,749
   Prepaid tooling                                                                  1,432
   Other                                                                               53
                                                                            -------------
Total current assets                                                                8,485
                                                                            -------------

Property, plant and equipment, net                                                  3,550
Deferred income taxes                                                                 481
Other assets                                                                            5
                                                                            -------------
Total assets                                                                $      12,521
                                                                            =============

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
   Accounts payable                                                         $       1,791
   Advance payments from customers                                                    553
   Accrued employee costs                                                           1,459
   Accrued liabilities                                                                727
   Deferred income taxes                                                               12
                                                                            -------------
Total current liabilities                                                           4,542
                                                                            -------------

Long-term liabilities:
   Accrued pension costs                                                              403
   Deferred gain                                                                      834
   Deferred income taxes                                                               70
   Other long-term liabilities                                                        224
                                                                            -------------
Total long-term liabilities                                                         1,531
                                                                            -------------
Owners' equity                                                                      6,448
                                                                            -------------
Total liabilities and owners' equity                                        $      12,521
                                                                            =============



See accompanying notes.

                                  ASG Beienheim

                               Statement of Income

                      For the Year Ended December 31, 1996

                            (US Dollars in thousands)



Net sales:
   Product sales                                $      37,978
   Tooling sales                                        2,913
                                                -------------
                                                       40,891
                                                -------------
Cost of sales:
   Product cost of sales                               31,693
   Tooling cost of sales                                2,493
                                                -------------
                                                       34,186
                                                -------------
Gross profit                                            6,705

Selling, general and administrative expenses            2,842
                                                -------------
Income before income taxes                              3,863
Income taxes                                            2,124
                                                -------------
Net income                                      $       1,739
                                                =============



See accompanying notes.

                                  ASG Beienheim

                           Statement of Owners' Equity

                      For the Year Ended December 31, 1996

                            (US Dollars in thousands)

Balance at December 31, 1995             $  6,435
   Net income                               1,739
   Distributions to owners                 (1,209)
   Foreign exchange adjustment               (517)
                                         --------
Balance at December 31, 1996             $  6,448
                                         ========



See accompanying notes.

                                  ASG Beienheim

                             Statement of Cash Flows

                      For the Year Ended December 31, 1996

                            (US Dollars in thousands)



CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                         $       1,739
Adjustments to reconcile net income to net cash provided by operations:
   Depreciation and amortization                                                           1,313
   Deferred income taxes                                                                      28
   Source (use) of cash resulting from changes in assets and liabilities:
     Accounts receivable                                                                  (1,431)
     Inventories                                                                             314
     Prepaid tooling and other                                                               648
     Accounts payable                                                                        439
     Accrued liabilities and other                                                          (692)
                                                                                   -------------
Net cash provided by operations                                                            2,358
                                                                                   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment                                                (1,148)
                                                                                   -------------
Net cash used in investing activities                                                     (1,148)
                                                                                   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to owners                                                                   (1,210)
                                                                                   -------------
Net cash used in financing activities                                                     (1,210)
                                                                                   -------------

Change in cash and cash equivalents                                                            -
Cash and cash equivalents, beginning of year                                                   -
                                                                                   =============
Cash and cash equivalents, end of year                                             $           -
                                                                                   =============

ADDITIONAL CASH FLOW DISCLOSURES:
   No amounts were paid for interest or income taxes in 1996.



See accompanying notes.

                                  ASG Beienheim

                        Notes to the Financial Statements

                                December 31, 1996





1.     OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The accompanying financial statements present the operations of ASG Beienheim ("the Company"). The Company is engaged in the manufacturing and sale of molded plastic components for sale principally to several German automobile manufacturers and their suppliers. The Company is a unit of the Aeroquip-Sterling ("Sterling") division of Aeroquip-Vickers GmbH, formerly Trinova GmbH ("Trinova").

Amounts related to the Company have been determined by segregating amounts related to the business of the Company from the other unit of Sterling. The determination of such amounts was made by reference to specific assets and liabilities of the Company in the case of fixed assets, accounts receivable, inventories, prepaid tooling, advances from customers and accrued pension liabilities; by reference to specific revenue and expense accounts of the Company with respect to sales and costs of sales; or in the case of certain accrued liabilities and selling, general and administrative expenses, by allocations based on sales, purchases or headcount, as considered appropriate. In the opinion of management these allocation methods are reasonable.

As an operating unit of Trinova, the Company is not individually subject to income taxes, which are payable on a Trinova level. The income tax provision in the accompanying financial statements has been calculated on a separate-return basis.

The accompanying financial statements reflect certain overhead costs allocated by Trinova to the Company. Under an agreement with Sterling and Trinova, such costs are not paid by the Company. Such costs include allocations of legal, accounting, insurance, management information systems, and other corporate overhead costs incurred at the Trinova level, and are included in Selling, General and Administrative expenses of the Company.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  ASG Beienheim

                                December 31, 1996



CONCENTRATION OF CREDIT RISK

Financial instruments which subject the Company to concentrations of credit risk consist principally of trade receivables. Automotive manufacturers comprise a significant portion of the Company's customer base. Trade receivables from the Company's four largest customers represented approximately 90% of the Company's total trade receivables as of December 31, 1996.

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral, consistent with industry practice.

INVENTORIES

Inventories are stated at the lower of cost, using the first-in, first-out method, or market.

PREPAID TOOLING

Molds used in Company operations are requisitioned by the Company's customers and are principally purchased from mold designers who design and construct the molds under Company supervision. Upon delivery and acceptance of the molds, title is passed to customers and related revenue is recognized.

DEPRECIATION AND AMORTIZATION

Depreciable property, stated at cost, is depreciated over the estimated useful lives of the assets, using principally straight-line methods as follows:

                                                         Estimated useful
                                                            life (years)
                                                  ------------------------------

       Machinery and equipment                                3 - 11
       Furniture and fixtures                                 4 - 10

                                 ASG Beienheim

                                December 31, 1996



2.     INVENTORY

Inventory balances at December 31, 1996 comprise the following, net of applicable reserves:


                                                                   US Dollars
                                                                 (in thousands)
                                                                 --------------
Raw materials                                                      $   1,064
Work-in-process and finished goods                                       685
                                                                   ---------
                                                                   $   1,749
                                                                   =========

3.     PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment balances at cost at December 31, 1996 comprise the following:


                                                                  US Dollars
                                                                (in thousands)
                                                                ---------------
Machinery and equipment                                           $   18,294
Leasehold improvements                                                   283
                                                                  ----------
                                                                      18,577
    Less - Accumulated depreciation and amortization                 (15,027)
                                                                  ----------
Net property, plant and equipment                                 $    3,550
                                                                  ==========

4.     INCOME TAXES

The Company's provision for income taxes for the year ending December 31, 1996 is comprised of the following:

                                                                 US Dollars
                                                               (in thousands)
                                                               --------------
GERMAN
    Federal and regional
       Current                                                      $  2,096
       Deferred                                                           28
                                                                    --------
Total income tax provision                                          $  2,124
                                                                    ========

                                                                           8

                                 ASG Beienheim

                                December 31, 1996


4.     INCOME TAXES (CONTINUED)

Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. At December 31, 1996 deferred tax assets and liabilities are comprised of the following:


                                                    US Dollars
                                                  (in thousands)
                                                 ----------------
DEFERRED TAX ASSETS:
    Accrued pensions                                 $    67
    Deferred gain on sale-leaseback                      359
    Other employee benefits                               98
                                                     -------

Total deferred assets                                    524

DEFERRED TAX LIABILITIES:
    Property, plant and equipment                         82
                                                     -------

Net deferred tax assets                              $   442
                                                     =======

A reconciliation of the Company's income tax expense at the federal statutory tax rate to the actual income tax expense for the year ended December 31, 1996 follows:


                                                      US Dollars
                                                    (in thousands)
                                                    ---------------
Tax at German statutory rate of 43%                  $ 1,661
Nondeductible expenses                                   463
                                                     -------
Provision for income taxes                           $ 2,124
                                                     =======


5.     COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

At December 31, 1996, the Company has committed to purchase equipment aggregating approximately $451,000.

                                 ASG Beienheim

                                December 31, 1996

5.     COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASES

The Company leases its manufacturing facility and certain of its furniture, fixtures and equipment from third parties. Rental expense, including short-term cancellable leases, approximated $531,000 for the year ended December 31, 1996. Future commitments under noncancellable operating leases for the Company are as follows:


                        Beienheim               Office
                         Facility              Equipment             Total
                      ----------------      ---------------    ----------------
                                      (US Dollars in Thousands)
                      ---------------------------------------------------------
    1997              $  419                  $ 93                $  512
    1998                 419                    62                   481
    1999                 419                    19                   438
    2000                 420                     3                   423
    2001                 421                     -                   421
    Thereafter         1,507                     -                 1,507
                      ------                  ----                ------
    Total             $3,605                  $177                $3,782
                      ======                  ====                ======

6.     TRANSACTIONS WITH RELATED PARTIES

Certain administrative overhead costs are allocated to the Company by an affiliated entity. Such allocated expenses totalled approximately $1,403,000 for the year ended December 31, 1996.

7.     DEFERRED GAIN

In 1988, Trinova entered into a sale-leaseback transaction with respect to the Beienheim manufacturing facility which resulted in a deferred gain approximating $1,742,000. This amount is being amortized ratably to income over the life of the related lease, which expires in 2005. The 1996 amortization approximated $100,000, and is included as a reduction to product cost of sales.

                                  ASG Beienheim

                                December 31, 1996


8.     EMPLOYEE BENEFIT PLANS

LONG-TERM SERVICE RESERVE

Consistent with industry practice in Germany, the Company makes voluntary donations and payments to employees after a certain number of years of service and upon the leave for retirement. A reserve is calculated by management for estimated future costs associated with this practice, taking into account the estimated likelihood of payment on a discounted present value basis.

PENSION LIABILITIES

The Company maintains an unfunded defined-benefit pension plan with respect to certain of its employees. The related pension liability relates to 85 active employees.

Pension liabilities as of December 31, 1996 have been calculated applying an interest rate of 7% and assuming future wage/salary increases of 3% and future increases of pension payments of 2.5%.

Net pension cost includes the following components:

                                        US Dollars
                                      (in thousands)
                                     ----------------

Service cost                           $         22
Interest cost                                    24
Net amortization and deferral                     -
                                       ------------
NET PENSION COST                       $         46
                                       ============

                                  ASG Beienheim

                                December 31, 1996


8.     EMPLOYEE BENEFIT PLANS (CONTINUED)

The funded status for the Company's pension plan based on an actuarial valuation is as follows:


                                                                US Dollars
                                                               (in thousands)
                                                               ---------------

Actuarial present value of benefit obligation:
    Vested                                                    $         395
    Nonvested                                                             -
                                                              -------------

Accumulated benefit obligation                                          395
Effect of projected future compensation levels                            -
                                                              -------------

Projected benefit obligation                                            395
Plan assets at fair value                                                 -
                                                              -------------

Plan assets less than projected benefit obligation                     (395)
Unrecognized net loss (gain)                                             (9)
Unrecognized prior service cost                                           -
Unrecognized net transition obligation                                    2
                                                              -------------
ACCRUED PENSION COST AT DECEMBER 31, 1996                     $        (402)
                                                              =============

9.     SUBSEQUENT EVENT

Subsequent to December 31, 1996, Trinova signed a purchase agreement to sell the assets and operations of the Company to Anja Verwaltungsgesellschaft mbH, a wholly-owned subsidiary of LDM Technologies, Inc. of Auburn Hills, Michigan, USA.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated statement of operations of the Company for the fiscal year ended September 28, 1997, gives effect to the Molmec Acquisition, the Kendallville Acquisition, the Senior Credit Facility and the Initial Offering (each as defined below, collectively the "1997 Transactions"), the Kenco Acquisition and the Beienheim acquisition as if such transactions had occurred on September 30, 1996. The unaudited pro forma condensed consolidated balance sheet at September 28, 1997 gives effect to the Kenco Acquisition and the Beienheim Acquisition as if such acquisitions had occurred on that date. The allocation of the purchase price in the Beienheim Acquisition to the assets and liabilities of Beienheim as reflected below is a preliminary estimate. The actual allocation, when finalized, may differ. The 1997 Transactions are reflected in the historical balance sheet at September 28, 1997. The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the transactions occurred on the dates indicated above or to project the Company's results of operations for any future period. This unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes, the historical financial statements of Beienheim, including the notes thereto, included elsewhere herein and the historical financial statements of the Company, including the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended September 28, 1997.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 28, 1997
(DOLLARS IN THOUSANDS)



                                                                               LDM, as
                                                 Adjustments   Adjustments   adjusted for                Beienheim
                                     LDM          for 1997      for Kenco      previous     Beienheim     ProForma
                                  Historical     Transactions  Acquisition   Transactions   Historical   Adjustments  ProForma
                                  ----------     ------------  -----------   ------------   ----------   -----------  --------
                                                     (a)          (b)
Net sales:
     Product sales             $   261,103      $  29,125      $ 53,406     $   343,634     $ 32,818    $      -    $   376,452
     Mold sales                     31,917          2,393         6,642          40,952        1,386           -         42,338
                               -----------      ---------      --------     -----------     --------    --------    -----------
                                   293,020         31,518        60,048         384,586       34,204           -        418,790
Cost of sales:
     Product cost of sales         210,532         19,751        46,040         276,323       27,998         668(c)     304,989
     Mold cost of sales             30,398          2,150         4,921          37,469        1,203          80(d)      38,752
                               -----------      ---------      --------     -----------     --------    --------    -----------
                                   240,930         21,901        50,961         313,792       29,201         748        343,741
                               -----------      ---------      --------     -----------     --------    --------    -----------
Gross profit                        52,090          9,617         9,087          70,794        5,003        (748)        75,049
Selling, general and
     administrative
     expenses                       35,561          5,713         4,190          45,464        2,363           -         47,827
                               -----------      ---------      --------     -----------     --------    --------    -----------
         Operating profit           16,529          3,904         4,897          25,330        2,640        (748)        27,222
Interest expense                    11,076          2,985         2,239          16,300            -         800 (e)     17,100
Other expense, net                     444              -          (100)            344           24           -            368
                               -----------      ---------      ---------    -----------     --------    --------    -----------
     Income (loss) from
         continuing opera-
         tions before
         income taxes and
         minority interests          5,009            919         2,758           8,686        2,616      (1,548)         9,754
Provision for income taxes           2,088            368         1,109           3,565        1,529        (666)(f)      4,428
                               -----------      ---------       ---------      --------     --------    --------    -----------
Income (loss) from
     continuing operations
     before minority
     interests                       2,921            551         1,649           5,121        1,087        (882)         5,326
Minority interest                      142              -             -             142            -           -            142
                               -----------      ---------      --------     -----------     --------    --------    -----------
Income (loss) from
     continuing operations
     before accounting
     change and extra-
     ordinary item             $     3,063      $     551      $  1,649     $     5,263     $  1,087    $   (882)    $    5,468
                               ===========      =========      ========     ===========     ========    =========    ==========



NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 28, 1997 (DOLLARS IN THOUSANDS)

(a) To adjust the Company's historical results of operations for the 1997 Transactions as if such transactions had occurred on September 30, 1996.
    On January 22, 1997, the Company consummated the acquisition of the business and certain net assets of Molmec, Inc. (the "Molmec Acquisition"). The results of operations of the Molmec business are included in the Company's results of operations effective on the acquisition date. On May 1, 1997, the Company consummated the acquisition of the business and net assets of the Kendallville Plant of Aeroquip, Inc. (the "Kendallville Acquisition"). The results of operations of the Kendallville Plant are included in the Company's results of operations effective on the acquisition date. On January 22, 1997, the Company issued $110 million aggregate principal amount of its 10 3/4% Senior Subordinated Notes, the proceeds of with were used to repay certain outstanding borrowings, to fund the Molmec acquisition and for general corporate purposes (the "Initial Offering"). In connection with the Initial Offering, the Company obtained a new senior credit facility (the "Senior Credit Facility").

(b) To adjust the Company's historical results of operations for the Kenco Acquisition as if such acquisition had occurred on September 30, 1996. On September 30, 1997, the Company consummated the acquisition of the stock of Kenco Plastics, Inc. (A Michigan Corporation), Kenco Plastics, Inc. (A Kentucky Corporation), and the business and net assets of Narens Design and Engineering, Inc.

(c) To adjust Beienheim cost of sales as a result of the write up of inventory to fair market value less anticipated selling costs, to increase depreciation due to fixed asset write up, and to reduce amortization due to exclusion of deferred gain.

(d) To adjust Beienheim cost of sales as a result of the write up Prepaid Mold Costs to fair market value less anticipated selling costs.

(e) Increased interest on borrowings to finance the Beienheim acquisition.

(f) Adjustment relates to the tax effect of (c), (d) and (e).

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 28, 1997
(DOLLARS IN THOUSANDS)





                                                                            LDM, as
                                                        Adjustments      adjusted for                   Beienheim
                                              LDM         for Kenco         Kenco          Beienheim    Pro Forma
                                           Historical   Acquisition       Acquisition      Historical   Adjustments     Pro Forma
                                           ----------   -----------       -----------     -----------   -----------     ---------
ASSETS
Current assets:
Cash and cash equivalents                  $    4,632   $         500     $       5,132   $          -  $        -     $      5,132
    Trade accounts receivable                  45,812           7,005            52,817          3,464           -           56,281
    Inventories                                15,048           3,001            18,049          1,386         391 (a)       19,826
Mold costs                                     13,826           1,903            15,729          2,812         150 (a)       18,691
Other current assets                            7,072             314             7,386             57         (36)(b)        7,407
                                           ----------    ------------     -------------   ------------  ----------     ------------
         Total current assets                  86,390          12,723            99,113          7,719         505          107,337
Property, plant, and equipment less
    accumulated depreciation                   82,259          11,638            93,897          4,194       2,329 (c)      100,420
Goodwill                                       36,791           9,195            45,986              -           -           45,986
Other assets                                    6,747               9             6,756            415        (328)(b)        6,843
                                           ----------   -------------     -------------   ------------  ----------     ------------

         Totals                            $  212,187   $      33,565     $     245,752   $     12,328  $    2,506     $    260,568
                                           ==========   =============     =============   ============  ==========     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Short-term borrowings                  $    3,530   $      27,141     $      30,671   $          -  $    9,700     $     40,371
    Accounts payable                           28,153           5,515            33,668          1,034           -           34,702
    Accrued liabilities                        20,365             909            21,274          2,155         (14) (b)      23,415
    Advance mold payments from
         customers                             11,082                            11,082          1,352                       12,434
    Income taxes payable                        1,640                             1,640                                       1,640
    Current maturities of long-term
         debt                                     979                               979                                         979
                                           ----------   -------------     -------------   ------------  ----------     ------------

         Total current liabilities             65,749          33,565            99,314          4,541       9,686          113,541
Long-term debt net of current
    portion                                   122,261               -           122,261              -                      122,261
Deferred Gain                                       -               -                 -            672        (672) (d)           -
Deferred income taxes                           3,513               -             3,513             82         (82) (b)       3,513
Minority interest in subsidiaries                 279               -               279              -                          279
Other non-current liabilities                       -               -                 -            607                          607
Stockholders' equity                           20,385               -            20,385          6,426      (6,426) (e)      20,385
                                           ----------   -------------     -------------   ------------  ----------     ------------
         Totals                            $  212,187   $      33,565     $     245,752   $     12,328  $    2,506     $    260,586
                                           ==========   =============     =============   ============  ==========     ============

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
SEPTEMBER 28, 1997
(DOLLARS IN THOUSANDS)



(a) To increase inventories and prepaid mold costs to selling price less selling costs.

(b)      To restate deferred taxes as a result of purchase price allocation.

(c) To adjust the property, plant and equipment to fair market value, less excess of fair value of net assets acquired over purchase price.

(d)      To remove deferred gain excluded from assumed liabilities.

(e)      To eliminate the historical stockholder's equity of Beienheim.

                                 ASG Beienheim

                            Condensed Balance Sheets

                           (US Dollars in thousands)






                                            SEPTEMBER 28, 1997  DECEMBER 31, 1996
                                               (UNAUDITED)          (SEE NOTE)
                                            ------------------  -----------------
ASSETS
Current assets:
  Accounts receivable, net                             $ 3,461            $ 5,251
  Inventories
    Raw materials                                          743              1,064
    Work-in-process and finished goods                     642                685
  Prepaid tooling                                        2,809              1,432
  Other                                                     57                 53
                                            ------------------  -----------------
Total current assets                                     7,712              8,485
                                            ------------------  -----------------
Net property, plant and equipment, at cost               4,190              3,550
Deferred income taxes                                      409                481
Other assets                                                 5                  5
                                            ------------------  -----------------
Total assets                                           $12,316            $12,521
                                            ==================  =================
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
 Accounts payable                                      $ 1,033            $ 1,791
 Advance payments from customers                         1,351                553
 Accrued compensation                                    1,388              1,459
 Accrued liabilities                                       751                727
 Deferred income taxes                                      14                 12
                                            ------------------  -----------------
Total current liabilities                                4,537              4,542
                                            ------------------  -----------------
Long-term liabilities:
 Accrued pension costs                                     394                403
 Deferred gain                                             671                834
 Deferred income taxes                                      82                 70
 Other                                                     212                224
                                            ------------------  -----------------
Total long-term liabilities                              1,359              1,531
                                            ------------------  -----------------
Owners equity                                            6,420              6,448
                                            ------------------  -----------------
Total liabilities and owners' equity                   $12,316            $12,521
                                            ==================  =================

See accompanying notes.

NOTE: The balance sheet at December 31, 1996 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                                 ASG Beienheim

                     Condensed Interim Statements of Income

                           (US Dollars in thousands)



                                                        NINE MONTHS ENDED
                                              --------------------------------------

                                              SEPTEMBER 28, 1997  SEPTEMBER 29, 1996
                                                 (UNAUDITED)         (UNAUDITED)
                                              ------------------  ------------------
Net sales:
 Product sales                                           $23,724             $28,456
 Tooling sales                                               174               1,594
                                              ------------------  ------------------
                                                          23,898              30,050
                                              ------------------  ------------------
Cost of sales:
 Product cost of sales                                    20,693              24,212
 Tooling cost of sales                                       193               1,396
                                              ------------------  ------------------
                                                          20,886              25,608
                                              ------------------  ------------------
Gross profit                                               3,012               4,442
Selling, general and administrative expenses               1,782               2,067
                                              ------------------  ------------------
Income before income taxes                                 1,230               2,375
Income taxes                                                 819               1,413
                                              ------------------  ------------------
Net income                                               $   411             $   962
                                              ==================  ==================

See accompanying notes.

                                 ASG Beienheim

                   Condensed Interim Statements of Cash Flows

                           (US Dollars in thousands)




                                                        Nine Months ended
                                              --------------------------------------

                                              SEPTEMBER 28, 1997  SEPTEMBER 29, 1996
                                                 (UNAUDITED)         (UNAUDITED)
                                              ------------------  ------------------
OPERATING ACTIVITIES
 Net cash provided by operations                        $ 1,550             $ 2,138


INVESTING ACTIVITIES
Purchases of property, plant and equipment               (1,992)               (321)
                                              -----------------   -----------------
Net cash used in investing activities                    (1,992)               (321)
                                              -----------------   -----------------
FINANCING ACTIVITIES
Contribution by (distribution to) owners                    372              (1,817)
                                              -----------------   -----------------
Net cash used in financing activities                       372              (1,817)
                                              -----------------   -----------------
Change in cash and cash equivalents                           -                   -
Cash and cash equivalents, beginning of year                  -                   -
                                              -----------------   -----------------
Cash and cash equivalents, end of year                  $     -             $     -
                                              =================   =================

See accompanying notes.

                                 ASG Beienheim

                Notes to Condensed Interim Financial Statements

                               September 28, 1997




1.   BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 28, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information refer to the audited financial statements and footnotes thereto in the Company's annual financial statements included elsewhere herein.

2.   SUBSEQUENT EVENT

Subsequent to September 30, 1997, Trinova signed a purchase agreement to sell the assets and operations of the Company to Anja Verwaltungsgesellschaft mbH, a wholly-owned subsidiary of LDM Technologies, Inc. of Auburn Hills, Michigan, USA.